EXHIBIT 11

                                          MARATHON FINANCIAL CORPORATION


Computation of Weighted Average Shares Outstanding and Earnings Per Share


                                   Shares Outstanding End of Month - 2nd Quarter
                                                                             1999                  1998
                                                                             ----                  ----
        April                                                             2,060,686             2,055,983
        May                                                               2,057,137             2,055,983
        June                                                              2,055,186             2,059,610
                                                                          ---------             ---------
                                                                          6,173,009             6,171,576

                                  Divided by                               3 months              3 months
                                                                           --------              --------
                  Weighted Shares Outstanding                             2,057,670             2,057,192

        Add Dilutive Shares                                                  32,376                55,328

                                                                          2,090,046              2,112,520
                                                                          =========              =========

                  Net Income                                               $262,061               $328,454
                                                                           ========               ========

                  Net Income Per Share, Basic
                     And Assuming Dilution*                                $    .13               $    .16
                                                                           ========               ========



                                  Shares Outstanding End of Month - Year-to-date
                                                                             1999                  1998
                                                                             ----                  ----
        January                                                           2,063,605             2,055,983
        February                                                          2,063,365             2,055,983
        March                                                             2,060,602             2,055,983
        April                                                             2,060,686             2,055,983
        May                                                               2,057,137             2,055,983
        June                                                              2,055,186             2,059,610
                                                                          ---------             ---------
                                                                         12,360,581            12,339,525

                                  Divided by                               6 months              6 months
                                                                           --------              --------
                  Weighted Shares Outstanding                             2,060,097             2,056,588

        Add Dilutive Shares                                                  38,167                58,004

                                                                          2,098,264             2,114,592
                                                                          =========             =========

                  Net Income                                               $498,549              $622,326
                                                                           ========              ========

                  Net Income Per Share, Basic                              $    .24              $    .30
                                                                           ========              ========

                  Net Income Per Share, Assuming Dilution                  $    .24              $    .29
                                                                           ========              ========


         * See disclosure of computation at footnote #6 of financial statements incorporated herein.